Exhibit 99.1

IN8bio Reports First Quarter 2026 Financial Results and Recent Business Highlights

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Advancing next-generation γδ T cell engager platform with initial animal data expected in 2026
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Reported glioblastoma (GBM) data showing ~97% improvement in progression-free survival vs. standard-of-care; updated median overall survival (mOS) data to be presented at ASCO 2026
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Hosting R&D Day on May 21, 2026 in New York City

NEW YORK, May 7, 2026 - IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (γδ) T cell therapies and γδ T cell engagers (TCEs) for cancer and autoimmune diseases, today reported financial results and business highlights for the first quarter ended March 31, 2026.

“In the first quarter of 2026, we continued to advance our next-generation TCE platform and clinical programs,” said William Ho, Chief Executive Officer and co-founder of IN8bio. “Our encouraging GBM data positions us to engage the FDA on potential regulatory pathways forward, and we expect to deliver meaningful preclinical, regulatory and clinical milestones across our pipeline this year. As industry interest in novel TCEs accelerates, our next-generation platform is designed to address the key challenges in TCE development. We believe IN8bio is well positioned to create meaningful value for patients and shareholders in 2026 and beyond. We look forward to sharing further updates across our programs at our upcoming R&D Day in New York City on May 21, 2026.”

Key Highlights

Advancing Next-Generation Gamma-Delta T Cell Engager Platform (INB-619)

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Continued to advance our internally developed INB-600 platform of novel γδ T cell engagers, designed to potently eliminate targets such as CD19, potentially reduce toxicities such as cytokine release syndrome (CRS) and widen the therapeutic window over traditional CD3-targeting engagers.
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Presented encouraging preclinical data for INB-619, a CD19-targeting γδ T cell engager for oncology and autoimmune diseases. The data showed complete B cell depletion, robust γδ T cell expansion, and minimal CRS-associated cytokine release (IL-6, TNF-α), reinforcing the platform’s differentiation and therapeutic potential.
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Progressing INB-619 into IND-enabling studies, with initial animal data expected in 2026.

Presented Clinical Data Demonstrating Durable Survival Improvements in Newly Diagnosed Glioblastoma

In January 2026, IN8bio reported updated data as of December 31, 2025, from its Phase 1 (INB-200) and Phase 2 (INB-400) clinical trials evaluating DeltEx drug resistant immunotherapy (DRI) γδ T cells in patients with newly diagnosed GBM. The data included a concurrent standard-of-care (SOC) control group enrolled at the same time and clinical sites as treated patients.

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Median progression-free survival (mPFS) for repeat dose patients was 13.0 months versus 6.6 months for SOC patients (+97% improvement).
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Median overall survival (mOS) in repeat dose patients is still climbing, currently at 17.2+ months as of December 31, 2025, surpassing the 13.2-months for the SOC control arm.
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Several patients remained progression-free beyond two years, including one grade 4, IDH-mutant glioma patient who remains progression-free with no additional therapy for more than 4.5 years.
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No dose-limiting toxicities (DLTs), cytokine release syndrome (CRS), neurotoxicity (ICANS), tumor inflammation-associated neurotoxicity (TIAN) or other unexpected severe adverse events were reported.
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Updated mOS results to be presented at the American Society of Clinical Oncology (ASCO) 2026 Annual Meeting (Abstract 2077, Poster 442) on June 1, from 1:30 - 4:30 p.m. CDT.

IN8bio Research & Development Day 2026

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IN8bio will host its R&D Day on May 21, 2026 (9:00 - 11:30 a.m. EDT), in New York City.
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The event will feature presentations on the Company’s γδ TCE platform targeting oncology and autoimmune diseases.
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The Company will also provide updates on its clinical program in GBM, including a clinical perspective from renowned neuro-oncologist Dr. David Reardon, Director, Center for Neuro-Oncology at the Dana-Farber Cancer Institute and Professor of Medicine at Harvard Medical School.
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Register Online: https://investors.in8bio.com/news-events/events-presentations.

Upcoming Conferences & Anticipated Milestones

International Society for Cell & Gene Therapy (ISCT) 2026 Annual Meeting (Dublin, Ireland)

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Title: Unraveling Complexity: The Impact, Interactions and Outcomes of a γδ T Cell Therapy in Glioblastoma

Poster Details: 1253
Date/Time: May 7, 2026, 18:00 to 19:30 GMT (1:00 - 2:30 p.m. EDT)

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Title: Lean Infrastructure for CGT Early-Stage Companies: Leveraging Integrated Digital Platforms to Achieve Sustainable Operation Efficiency and Scalable Compliance

Poster Details: 801
Date/Time: May 7, 2026, 18:00 to 19:30 GMT (1:00 - 2:30 p.m. EDT)

American Society of Gene & Cell Therapy (ASGCT) 2026 Annual Meeting (Boston, MA)

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Title: Challenging the Glioblastoma Status Quo: Could γδ T Cells Shift the Balance?
Abstract: 328

Date and Time: May 14, 2026, 11:00 - 11:15 a.m. EDT

Anticipated Milestones

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Guidance from the FDA on potential accelerated regulatory pathways for GBM program in 2H26.
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Publication of Phase 1 INB-200 clinical data in newly diagnosed GBM patients in a peer-reviewed journal.
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Additional GBM clinical updates, including updated mOS data at ASCO 2026.
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Initial TCE preclinical animal data and additional IND-enabling data for INB-619 in 2H26.
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Completion of INB-100 patient dosing and presentation of long-term follow-up results at a medical meeting in late 2026.

First Quarter 2026 Financial Highlights

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Cash position: As of March 31, 2026, the Company had cash of $21.9 million, compared with $11.9 million, for the comparable prior year period.
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Research and Development (R&D) expenses: R&D expenses were $2.6 million for the three months ended March 31, 2026, compared with $3.0 million for the comparable prior year period. These amounts include non-cash items such as stock-based compensation (SBC) and depreciation. The decrease primarily reflects lower clinical trial activity in the INB-400 program.
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General and administrative (G&A) expenses: G&A expenses were $2.7 million for the three months ended March 31, 2026, compared with $2.7 million for the comparable prior year period. These amounts include non-cash items such as stock-based compensation (SBC) and depreciation.
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Net loss: The Company reported a net loss of $5.1 million, or $0.26 per basic and diluted common share, for the three months ended March 31, 2026, compared with a net loss of $5.6 million, or $2.16 per basic and diluted common share, for the comparable prior year period.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell and γδ T cell engager (TCE) product candidates to address unmet medical needs. γδ T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The Company’s pipeline is anchored by INB-600, a novel γδ T cell engager platform with potential applications across oncology and autoimmune indications. IN8bio is also advancing INB-100, an allogeneic γδ T cell candidate for adult patients with high-risk leukemias undergoing haploidentical stem cell transplantation, and INB-200/400, an autologous genetically modified γδ T cell candidate for newly diagnosed glioblastoma (GBM). For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the therapeutic potential of IN8bio’s product candidates; the potential of repeat-dose γδ T cell therapy to meaningfully improve outcomes in newly diagnosed glioblastoma; the potential of IN8bio’s INB-600 platform to improve durability and safety compared with traditional CD3-targeting engagers; IN8bio’s ability to achieve anticipated milestones, including receipt of guidance from the FDA on regulatory pathways, expected presentations and data readouts from its preclinical studies and clinical trials, patient dosing timelines and advancement of clinical development plans; the milestone-driven closing of the private placement and the use of proceeds from the private placement; IN8bio’s cash runway; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform and TCE program; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause IN8bio’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section entitled “Risk Factors” in IN8bio’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 12, 2026, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors and Corporate Contact:

IN8bio, Inc.
Patrick McCall
646.933.5603
pfmccall@IN8bio.com

Media Contact
Kimberly Ha
KKH Advisors
917.291.5744
kimberly.ha@kkhadvisors.com

IN8BIO, INC.

BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,
	2026	December 31,
	(unaudited)	2025
Assets		(Note 2)
Current assets
Cash	$21,941	$27,092
Prepaid expenses and other current assets	721	788
Total Current Assets	22,662	27,880
Non-current assets
Property and equipment, net	1,622	1,858
Restricted cash	220	220
Right-of-use assets - finance leases	188	296
Right-of-use assets - operating leases	1,444	1,882
Other non-current assets	129	146
Total Non-Current Assets	3,603	4,402
Total Assets	$26,265	$32,282
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$449	$309
Accrued expenses and other current liabilities	681	1,633
Short-term finance lease liability	189	295
Short-term operating lease liability	839	924
Total Current Liabilities	2,158	3,161
Long-term operating lease liability	1,326	1,563
Total Non-Current Liabilities	1,326	1,563
Total Liabilities	3,484	4,724
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at March 31, 2026 and December 31, 2025, respectively; no shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at March 31, 2026 and December 31, 2025; 9,847,089 and 9,766,132 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	10	10
Additional paid-in capital	168,957	168,644
Accumulated deficit	(146,186)	(141,096)
Total Stockholders' Equity	22,781	27,558
Total Liabilities and Stockholders' Equity	$26,265	$32,282

IN8BIO, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$2,613	$2,972
General and administrative	2,653	2,688
Total operating expenses	5,266	5,660
Interest income	176	110
Loss from operations	(5,090)	(5,550)
Net loss	$(5,090)	$(5,550)
Net loss per share – basic and diluted	$(0.26)	$(2.16)
Weighted-average number of shares used in computing net loss per common share, basic and diluted	19,467,114	2,575,325

Investors & Company Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com

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